Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Fourth Quarter and Full Year 2018

RICHMOND, Va. (February 25, 2019) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the fourth quarter and full year ended December 31, 2018.

 Selected Statistical and Financial Data

As of and For the Three Months and Years Ended December 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2018	2017	% Change	2018	2017	% Change

Net income (loss)	$34,152	$(2,303)	n/a	$206,086	$182,492	12.9%
Net income (loss) per share	$0.15	$(0.01)	n/a	$0.90	$0.82	9.8%

Adjusted EBITDAre	$94,831	$93,073	1.9%	$448,512	$438,538	2.3%
Comparable Hotels Adjusted Hotel EBITDA	$102,273	$103,368	(1.1%)	$474,431	$476,889	(0.5%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.6%	35.1%	(50 bps)	37.2%	37.9%	(70 bps)
Modified funds from operations (MFFO)	$81,502	$80,956	0.7%	$395,785	$389,430	1.6%
MFFO per share	$0.36	$0.36	-	$1.72	$1.74	(1.1%)

Average Daily Rate (ADR) (Actual)	$131.93	$130.30	1.3%	$136.04	$134.61	1.1%
Occupancy (Actual)	72.5%	73.5%	(1.4%)	76.9%	77.4%	(0.6%)
Revenue Per Available Room (RevPAR) (Actual)	$95.63	$95.76	(0.1%)	$104.66	$104.13	0.5%

Comparable Hotels ADR	$131.88	$130.75	0.9%	$136.11	$135.22	0.7%
Comparable Hotels Occupancy	72.5%	73.7%	(1.6%)	77.0%	77.7%	(0.9%)
Comparable Hotels RevPAR	$95.59	$96.40	(0.8%)	$104.80	$105.00	(0.2%)

Distributions paid	$68,627	$67,201	2.1%	$275,892	$267,917	3.0%
Distributions paid per share	$0.30	$0.30	-	$1.20	$1.20	-

Total debt outstanding	$1,417,573
Total debt to total capitalization (2)	30.7%

(1) Explanations of and reconciliations to net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2) Total debt outstanding divided by total debt outstanding plus equity market capitalization based on the Company’s closing share price of $14.26 on December 31, 2018.

Comparable Hotels is defined as the 241 hotels owned by the Company as of December 31, 2018. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company’s ownership have not been included in the Company’s actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, President and Chief Executive Officer of Apple Hospitality REIT, commented, “Through strategic revenue management and effective cost control measures, we achieved stable operating results across our geographically diversified portfolio of hotels during the fourth quarter and full year of 2018. RevPAR growth was impacted by competitive pressures in many markets and hurricane-related outperformance in 2017. However, despite the current moderate growth and increasing cost environment, we are pleased to report Comparable Hotels Adjusted Hotel EBITDA Margin of 37.2 percent for the year. Highlighting our commitment to pursuing opportunities that will enhance shareholder value, we repurchased more than 6.5 million shares of our stock since the end of the third quarter of 2018. We are confident we are uniquely positioned to maximize operating results and take advantage of additional opportunities in the marketplace in 2019.”

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Portfolio Activity

Acquisitions and Contracts for Potential Acquisitions

During 2018, Apple Hospitality acquired five hotels with 732 rooms for a combined total purchase price of approximately $152 million, including the existing 127-room Hyatt Place in Jacksonville, Florida, which was acquired during the fourth quarter for approximately $15 million.

The Company currently has contracts for the potential acquisition of six additional hotels with 766 rooms for a combined total purchase price of approximately $162 million, including a contract that was entered into in January 2019 for the potential purchase of an existing 160-room Hampton Inn & Suites by Hilton in St. Paul, Minnesota, for approximately $32 million. As previously announced, the other five hotels under contract are currently under development. If all conditions to closing are met, the Company anticipates acquiring two of the hotels in March of 2019 and four of the hotels in 2020. There are many conditions to closing under each of the contracts that have not yet been satisfied, and there can be no assurance that closings on the hotels will occur.

Dispositions and Contracts for Potential Dispositions

Apple Hospitality sold three hotels during 2018, for a total combined gross sales price of approximately $16 million, including the 72-room Residence Inn by Marriott in Springdale, Arkansas, which was sold during the fourth quarter for approximately $6 million.

In February 2019, the Company terminated its previously announced contract for the potential sale of 16 hotels and entered into contracts with the same unrelated party for the sale of nine properties for a combined gross sales price of $95 million. There are many conditions to closing under each of the contracts that have not yet been satisfied, and there can be no assurance that closings on the hotels will occur under the outstanding sales contracts. If closings occur, the sales are expected to be completed during the first half of 2019. The purchaser under these contracts has made a $7 million nonrefundable deposit to secure the contracts.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the year ended December 31, 2018, the Company invested approximately $71 million in capital expenditures. The Company plans to continue to reinvest in its hotels and anticipates investing approximately $80 million to $90 million in capital improvements during 2019, which includes various scheduled renovation projects for approximately 30 to 35 properties.

Balance Sheet

As of December 31, 2018, Apple Hospitality had approximately $1.4 billion of total outstanding indebtedness with a current combined weighted-average interest rate of approximately 3.7 percent for 2019. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding indebtedness is comprised of approximately $489 million in property-level debt secured by 31 hotels and $929 million outstanding on its unsecured credit facilities. Apple Hospitality’s undrawn capacity on its unsecured credit facilities at December 31, 2018, was approximately $231 million. The Company’s total debt to total capitalization at December 31, 2018, was approximately 31 percent, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. The Company’s weighted-average debt maturities are 5.2 years, and the weighted-average maturity of its effectively fixed-rate debt is 4.4 years at a weighted-average interest rate of 4.0 percent.

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Share Repurchase Program

During 2018, the Company purchased, under its Share Repurchase Program, approximately 6.6 million of its common shares at a weighted-average market purchase price of approximately $15.87 per common share, for an aggregate purchase price of approximately $104 million. Substantially all of the purchases were made during the fourth quarter of 2018, with approximately 6.3 million shares purchased at a weighted-average market purchase price of approximately $15.83, for an aggregate purchase price of approximately $100 million. During the month of January 2019, the Company purchased, under its Share Repurchase Program, approximately 0.2 million of its common shares, at a weighted-average market purchase price of approximately $14.81 per common share, for an aggregate purchase price of approximately $4 million. The timing of share repurchases and the number of common shares to be repurchased under the Share Repurchase Program will depend upon prevailing market conditions, regulatory requirements and other factors. The Company is not obligated to repurchase any specific number of shares and may suspend repurchases at any time at its discretion. Repurchases under the Share Repurchase Program have been funded, and the Company intends to fund future repurchases, with availability under its credit facilities.

Shareholder Distributions

Apple Hospitality paid distributions of $0.30 per common share during the three-month period ended December 31, 2018. Distributions paid by the Company totaled $1.20 per common share for the year ended December 31, 2018. Based on the Company’s common share closing price of $16.76 on February 21, 2019, the annualized distribution rate of $1.20 per common share represents an annual yield of approximately 7.2 percent. The Company’s Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions. At its discretion, the Company’s Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company.

2019 Outlook

Apple Hospitality is providing its operational and financial outlook for 2019. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company’s existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. Comparable Hotels RevPAR Change and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired, as if the hotels were owned as of January 1, 2018, and exclude completed dispositions since January 1, 2018. For the full year 2019, the Company anticipates:

	2019 Guidance(1)(2)
	Low-End	High-End

Net Income	$168 Million	$192 Million

Comparable Hotels RevPAR Change	(1.0%)	1.0%

Comparable Hotels Adjusted Hotel EBITDA Margin %	35.4%	36.4%

Adjusted EBITDAre(3)	$423 Million	$443 Million

Adjusted EBITDAre, assuming disposition of hotels under contract for sale(3)	$416 Million	$436 Million

(1)	Explanations of and reconciliations to net income guidance of Adjusted EBITDAre guidance are included below.

(2)

The 2019 Guidance does not include the effect of the Company’s adoption of Accounting Standards Codification Topic 842, “Leases” on January 1, 2019. Under the new standard, certain leases that were previously accounted for as operating leases will be accounted for as finance leases under Topic 842. For these finance leases, the Company will recognize depreciation expense and interest and other expense, net in the Company’s consolidated statements of operations, instead of ground lease expense. While the total expense

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recognized over the life of a lease will be unchanged, the timing of expense recognition for finance leases will result in higher expense recognition during the earlier years of the lease and lower expense during the later years of the lease.

(3)

In February 2019, the Company entered into contracts for the disposition of nine hotels for a combined gross sales price of approximately $95 million. The contracts are subject to many conditions before closings could occur, therefore, there can be no assurance that the hotels will be sold. For purposes of the Company’s 2019 Outlook, the Company has presented Adjusted EBITDAre guidance (i) without giving effect to closings on the sales of the hotels and (ii) assuming closings on the sales of the hotels at the end of the first quarter of 2019. The dispositions would not affect the Company’s outlook for Comparable Hotels RevPAR Change or Comparable Hotels Adjusted Hotel EBITDA Margin %.

Fourth Quarter and Full Year 2018 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties on Tuesday, February 26, 2019, at 9:00 a.m. Eastern Time. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial (877) 407-9039, and participants from outside the U.S. should dial (201) 689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 12:00 p.m. Eastern Time on February 26, 2019, through 11:59 p.m. Eastern Time on March 12, 2019. To access the replay, the domestic dial-in number is (844) 512-2921, the international dial-in number is (412) 317-6671, and the passcode is 13685854. The archive of the webcast will be available on the Company’s website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 241 hotels with more than 30,800 guest rooms located in 88 markets throughout 34 states. Franchised with industry-leading brands, the Company’s portfolio comprises 114 Marriott-branded hotels, 126 Hilton-branded hotels and one Hyatt-branded hotel. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre (“Adjusted EBITDAre”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future

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results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement. Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

(804) 727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	As of December 31,
	2018	2017
Assets
Investment in real estate, net of accumulated depreciation of $909,893 and $731,284, respectively	$4,816,410	$4,793,159
Restricted cash-furniture, fixtures and other escrows	33,632	29,791
Due from third party managers, net	29,091	31,457
Other assets, net	49,539	47,931
Total Assets	$4,928,672	$4,902,338

Liabilities
Debt, net	$1,412,242	$1,222,196
Accounts payable and other liabilities	107,420	109,057
Total Liabilities	1,519,662	1,331,253

Shareholders’ Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 223,997,348 and 229,961,548 shares, respectively	4,495,073	4,588,188
Accumulated other comprehensive income	10,006	9,778
Distributions greater than net income	(1,096,069)	(1,026,881)
Total Shareholders’ Equity	3,409,010	3,571,085

Total Liabilities and Shareholders’ Equity	$4,928,672	$4,902,338

Note:

The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31, (Unaudited)		December 31,
	2018	2017	2018	2017
Revenues:
Room	$270,679	$266,013	$1,172,331	$1,143,987
Food and beverage	15,743	16,119	62,600	66,030
Other	8,833	6,935	35,624	28,605
Total revenue	295,255	289,067	1,270,555	1,238,622

Expenses:
Hotel operating expense:
Operating	76,849	75,282	315,363	310,756
Hotel administrative	24,637	24,850	102,019	99,745
Sales and marketing	25,069	25,010	105,834	100,877
Utilities	9,781	9,927	42,474	41,909
Repair and maintenance	12,680	12,069	51,813	48,463
Franchise fees	12,654	12,319	54,494	52,930
Management fees	10,156	9,650	43,937	42,722
Total hotel operating expense	171,826	169,107	715,934	697,402
Property taxes, insurance and other	19,500	17,045	74,640	69,391
Ground lease	2,784	2,827	11,364	11,313
General and administrative	7,326	8,086	24,294	26,341
Transaction and litigation costs (reimbursements)	-	-	-	(2,586)
Loss on impairment of depreciable real estate assets	-	38,000	3,135	45,875
Depreciation	46,730	44,729	183,482	176,499
Total expense	248,166	279,794	1,012,849	1,024,235

Gain on sale of real estate	152	312	152	16,295

Operating income	47,241	9,585	257,858	230,682

Interest and other expense, net	(12,916)	(11,753)	(51,185)	(47,343)

Income (loss) before income taxes	34,325	(2,168)	206,673	183,339

Income tax expense	(173)	(135)	(587)	(847)

Net income (loss)	$34,152	$(2,303)	$206,086	$182,492

Other comprehensive income (loss):
Interest rate derivatives	(9,461)	4,560	228	5,189

Comprehensive income	$24,691	$2,257	$206,314	$187,681

Basic and diluted net income (loss) per common share	$0.15	$(0.01)	$0.90	$0.82

Weighted average common shares outstanding - basic and diluted	227,455	224,935	229,659	223,526

Note:

The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2018	2017	% Change	2018	2017	% Change

Total revenue	$295,503	$294,788	0.2%	$1,274,139	$1,259,897	1.1%

Total operating expenses	193,230	191,420	0.9%	799,708	783,008	2.1%

Adjusted Hotel EBITDA	$102,273	$103,368	(1.1%)	$474,431	$476,889	(0.5%)
Adjusted Hotel EBITDA Margin %	34.6%	35.1%	(50 bps)	37.2%	37.9%	(70 bps)

ADR (Comparable Hotels)	$131.88	$130.75	0.9%	$136.11	$135.22	0.7%
Occupancy (Comparable Hotels)	72.5%	73.7%	(1.6%)	77.0%	77.7%	(0.9%)
RevPAR (Comparable Hotels)	$95.59	$96.40	(0.8%)	$104.80	$105.00	(0.2%)

ADR (Actual)	$131.93	$130.30	1.3%	$136.04	$134.61	1.1%
Occupancy (Actual)	72.5%	73.5%	(1.4%)	76.9%	77.4%	(0.6%)
RevPAR (Actual)	$95.63	$95.76	(0.1%)	$104.66	$104.13	0.5%

Reconciliation to Actual Results

Total Revenue (Actual)	$295,255	$289,067		$1,270,555	$1,238,622
Revenue from acquisitions prior to ownership	674	7,130		7,782	41,357
Revenue from dispositions	(360)	(1,358)		(3,934)	(19,886)
Lease revenue intangible amortization	(66)	(51)		(264)	(196)
Comparable Hotels Total Revenue	$295,503	$294,788		$1,274,139	$1,259,897

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$102,157	$101,159		$472,806	$464,879
AHEBITDA from acquisitions prior to ownership	179	2,491		2,638	17,160
AHEBITDA from dispositions	(63)	(282)		(1,013)	(5,150)
Comparable Hotels AHEBITDA	$102,273	$103,368		$474,431	$476,889

Note:

Comparable Hotels is defined as the 241 hotels owned by the Company as of December 31, 2018. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company’s ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company’s ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018

Total revenue	$294,317	$337,027	$333,765	$294,788	$300,617	$345,472	$332,547	$295,503

Total operating expenses	187,284	201,615	202,689	191,420	192,493	207,497	206,488	193,230

Adjusted Hotel EBITDA	$107,033	$135,412	$131,076	$103,368	$108,124	$137,975	$126,059	$102,273
Adjusted Hotel EBITDA Margin %	36.4%	40.2%	39.3%	35.1%	36.0%	39.9%	37.9%	34.6%

ADR (Comparable Hotels)	$133.30	$138.10	$138.17	$130.75	$134.62	$139.73	$137.66	$131.88
Occupancy (Comparable Hotels)	74.7%	81.7%	80.5%	73.7%	74.7%	81.8%	79.0%	72.5%
RevPAR (Comparable Hotels)	$99.63	$112.81	$111.17	$96.40	$100.57	$114.33	$108.72	$95.59

ADR (Actual)	$133.39	$137.56	$136.73	$130.30	$134.32	$139.58	$137.77	$131.93
Occupancy (Actual)	74.4%	81.5%	80.0%	73.5%	74.6%	81.7%	78.9%	72.5%
RevPAR (Actual)	$99.27	$112.10	$109.45	$95.76	$100.18	$114.09	$108.70	$95.63

Reconciliation to Actual Results

Total Revenue (Actual)	$292,925	$331,704	$324,926	$289,067	$298,389	$344,714	$332,197	$295,255
Revenue from acquisitions prior to ownership	9,372	11,480	13,375	7,130	3,629	2,415	1,064	674
Revenue from dispositions	(7,933)	(6,110)	(4,485)	(1,358)	(1,335)	(1,591)	(648)	(360)
Lease revenue intangible amortization	(47)	(47)	(51)	(51)	(66)	(66)	(66)	(66)
Comparable Hotels Total Revenue	$294,317	$337,027	$333,765	$294,788	$300,617	$345,472	$332,547	$295,503

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$105,832	$132,138	$125,750	$101,159	$107,091	$137,636	$125,922	$102,157
AHEBITDA from acquisitions prior to ownership	3,216	5,059	6,394	2,491	1,357	829	273	179
AHEBITDA from dispositions	(2,015)	(1,785)	(1,068)	(282)	(324)	(490)	(136)	(63)
Comparable Hotels AHEBITDA	$107,033	$135,412	$131,076	$103,368	$108,124	$137,975	$126,059	$102,273

Note:

Comparable Hotels is defined as the 241 hotels owned by the Company as of December 31, 2018. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company’s ownership, and for dispositions, results have been excluded for the Company’s period of ownership. Results for periods prior to the Company’s ownership have not been included in the Company’s actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2018	2017	% Change	2018	2017	% Change

Total revenue	$280,010	$282,018	(0.7%)	$1,211,619	$1,209,648	0.2%

Total operating expenses	183,945	183,139	0.4%	763,269	752,977	1.4%

Adjusted Hotel EBITDA	$96,065	$98,879	(2.8%)	$448,350	$456,671	(1.8%)
Adjusted Hotel EBITDA Margin %	34.3%	35.1%	(80 bps)	37.0%	37.8%	(80 bps)

ADR (Same Store Hotels)	$131.23	$130.44	0.6%	$135.59	$134.75	0.6%
Occupancy (Same Store Hotels)	72.6%	73.9%	(1.8%)	77.1%	77.7%	(0.8%)
RevPAR (Same Store Hotels)	$95.25	$96.38	(1.2%)	$104.60	$104.76	(0.2%)

ADR (Actual)	$131.93	$130.30	1.3%	$136.04	$134.61	1.1%
Occupancy (Actual)	72.5%	73.5%	(1.4%)	76.9%	77.4%	(0.6%)
RevPAR (Actual)	$95.63	$95.76	(0.1%)	$104.66	$104.13	0.5%

Reconciliation to Actual Results

Total Revenue (Actual)	$295,255	$289,067		$1,270,555	$1,238,622
Revenue from acquisitions	(14,819)	(5,640)		(54,738)	(8,892)
Revenue from dispositions	(360)	(1,358)		(3,934)	(19,886)
Lease revenue intangible amortization	(66)	(51)		(264)	(196)
Same Store Hotels Total Revenue	$280,010	$282,018		$1,211,619	$1,209,648

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$102,157	$101,159		$472,806	$464,879
AHEBITDA from acquisitions	(6,029)	(1,998)		(23,443)	(3,058)
AHEBITDA from dispositions	(63)	(282)		(1,013)	(5,150)
Same Store Hotels AHEBITDA	$96,065	$98,879		$448,350	$456,671

Note:

Same Store Hotels is defined as the 230 hotels owned and held for use by the Company as of January 1, 2017 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018

Total revenue	$284,279	$324,304	$319,047	$282,018	$288,040	$329,190	$314,379	$280,010

Total operating expenses	180,611	194,439	194,788	183,139	184,553	198,178	196,593	183,945

Adjusted Hotel EBITDA	$103,668	$129,865	$124,259	$98,879	$103,487	$131,012	$117,786	$96,065
Adjusted Hotel EBITDA Margin %	36.5%	40.0%	38.9%	35.1%	35.9%	39.8%	37.5%	34.3%

ADR (Same Store Hotels)	$133.26	$137.68	$137.13	$130.44	$134.56	$139.35	$136.69	$131.23
Occupancy (Same Store Hotels)	74.8%	81.8%	80.5%	73.9%	74.8%	82.1%	79.1%	72.6%
RevPAR (Same Store Hotels)	$99.68	$112.59	$110.37	$96.38	$100.72	$114.34	$108.12	$95.25

ADR (Actual)	$133.39	$137.56	$136.73	$130.30	$134.32	$139.58	$137.77	$131.93
Occupancy (Actual)	74.4%	81.5%	80.0%	73.5%	74.6%	81.7%	78.9%	72.5%
RevPAR (Actual)	$99.27	$112.10	$109.45	$95.76	$100.18	$114.09	$108.70	$95.63

Reconciliation to Actual Results

Total Revenue (Actual)	$292,925	$331,704	$324,926	$289,067	$298,389	$344,714	$332,197	$295,255
Revenue from acquisitions	(666)	(1,243)	(1,343)	(5,640)	(8,948)	(13,867)	(17,104)	(14,819)
Revenue from dispositions	(7,933)	(6,110)	(4,485)	(1,358)	(1,335)	(1,591)	(648)	(360)
Lease revenue intangible amortization	(47)	(47)	(51)	(51)	(66)	(66)	(66)	(66)
Same Store Hotels Total Revenue	$284,279	$324,304	$319,047	$282,018	$288,040	$329,190	$314,379	$280,010

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$105,832	$132,138	$125,750	$101,159	$107,091	$137,636	$125,922	$102,157
AHEBITDA from acquisitions	(149)	(488)	(423)	(1,998)	(3,280)	(6,134)	(8,000)	(6,029)
AHEBITDA from dispositions	(2,015)	(1,785)	(1,068)	(282)	(324)	(490)	(136)	(63)
Same Store Hotels AHEBITDA	$103,668	$129,865	$124,259	$98,879	$103,487	$131,012	$117,786	$96,065

Note:

Same Store Hotels is defined as the 230 hotels owned and held for use by the Company as of January 1, 2017 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as defined in its September 2017 white paper, “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” Nareit defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of certain additional items from EBITDAre (Adjusted EBITDAre) useful, including (i) the exclusion of transaction and litigation costs (reimbursements), as these costs do not represent ongoing operations, and (ii) the exclusion of non-cash straight-line ground lease expense, as this expense does not reflect the underlying performance of the related hotels.

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis from March 31, 2017 through December 31, 2018.

	Three Months Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018
Net income (loss)	$34,365	$87,606	$62,824	$(2,303)	$42,182	$67,630	$62,122	$34,152
Depreciation	43,767	43,893	44,110	44,729	44,840	45,743	46,169	46,730
Amortization of favorable and unfavorable leases, net	165	168	165	165	206	148	146	147
Interest and other expense, net	11,717	11,849	12,024	11,753	11,919	13,210	13,140	12,916
Income tax expense	250	259	203	135	163	151	100	173
EBITDA	90,264	143,775	119,326	54,479	99,310	126,882	121,677	94,118
(Gain) Loss on sale of real estate	-	(16,140)	157	(312)	-	-	-	(152)
Loss on impairment of depreciable real estate assets	7,875	-	-	38,000	-	3,135	-	-
EBITDAre	98,139	127,635	119,483	92,167	99,310	130,017	121,677	93,966
Transaction and litigation costs (reimbursements)	-	(2,586)	-	-	-	-	-	-
Non-cash straight-line ground lease expense	939	938	917	906	904	898	875	865
Adjusted EBITDAre	$99,078	$125,987	$120,400	$93,073	$100,214	$130,915	$122,552	$94,831
General and administrative expense	6,754	6,151	5,350	8,086	6,877	6,721	3,370	7,326
Adjusted Hotel EBITDA	$105,832	$132,138	$125,750	$101,159	$107,091	$137,636	$125,922	$102,157

Page | 12

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company further adjusts FFO (MFFO) for certain additional items, including (i) the exclusion of transaction and litigation costs (reimbursements), as these costs do not represent ongoing operations, and (ii) the exclusion of amortization of favorable and unfavorable leases, net and non-cash straight-line ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income (loss) to FFO and MFFO for the three months and years ended December 31, 2018 and 2017.

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$34,152	$(2,303)	$206,086	$182,492
Depreciation of real estate owned	46,490	44,500	182,527	175,581
Gain on sale of real estate	(152)	(312)	(152)	(16,295)
Loss on impairment of depreciable real estate assets	-	38,000	3,135	45,875
Funds from operations	80,490	79,885	391,596	387,653
Transaction and litigation reimbursements	-	-	-	(2,586)
Amortization of favorable and unfavorable leases, net	147	165	647	663
Non-cash straight-line ground lease expense	865	906	3,542	3,700
Modified funds from operations	$81,502	$80,956	$395,785	$389,430

Page | 13

Apple Hospitality REIT, Inc.

2019 Guidance Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre

(Unaudited)

(in thousands)

The guidance of net income, EBITDA, EBITDAre and Adjusted EBITDAre are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company’s common stock may change based on market conditions; and other risks and uncertainties associated with the Company’s business described herein and in filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre and Adjusted EBITDAre guidance for the year ending December 31, 2019.

	Year Ending December 31, 2019
	Low-End	High-End
Net income	$167,975	$192,275
Depreciation	192,000	189,000
Amortization of favorable and unfavorable leases, net	175	175
Interest and other expense, net	58,000	56,000
Income tax expense	600	800
EBITDA and EBITDAre	418,750	438,250
Non-cash straight-line ground lease expense	4,250	4,750
Adjusted EBITDAre	$423,000	$443,000

Note:

Guidance does not reflect the Company’s adoption of Accounting Standards Codification Topic 842, “Leases” in 2019.

Page | 14

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

December 31, 2018

	2019	2020	2021	2022	2023	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$33,805	$28,349	$47,586	$378,052	$295,616	$634,165	$1,417,573	$1,396,638
Average interest rates (1)	3.7%	3.9%	3.9%	3.9%	3.9%	4.0%

Variable rate debt:
Maturities	$-	$-	$-	$268,800	$250,000	$410,000	$928,800	$929,435
Average interest rates (1)	3.4%	3.6%	3.8%	3.8%	3.9%	4.0%

Fixed rate debt:
Maturities	$33,805	$28,349	$47,586	$109,252	$45,616	$224,165	$488,773	$467,203
Average interest rates	4.4%	4.4%	4.4%	4.2%	4.1%	4.1%

(1) The average interest rate gives effect to interest rate swaps, as applicable.

Note:

See further information on the Company’s indebtedness in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Page | 15

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months ended December 31

(Unaudited)

		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change	Q4 2018
Top 20 Markets
Los Angeles/Long Beach, CA	8	89.0%	89.0%	0.0%	$168.09	$163.06	3.1%	$149.63	$145.13	3.1%	7.5%
San Diego, CA	7	74.6%	74.6%	0.0%	$144.66	$137.29	5.4%	$107.98	$102.45	5.4%	5.1%
Phoenix, AZ	9	73.4%	72.9%	0.7%	$121.17	$113.81	6.5%	$88.90	$82.94	7.2%	4.5%
Nashville, TN	5	79.5%	82.2%	(3.2)%	$169.63	$170.22	(0.4)%	$134.92	$139.87	(3.5)%	3.9%
Anaheim/Santa Ana, CA	6	82.2%	85.0%	(3.3)%	$135.65	$137.98	(1.7)%	$111.50	$117.27	(4.9)%	3.9%
Chicago, IL	8	69.0%	69.7%	(1.0)%	$129.49	$125.06	3.5%	$89.32	$87.15	2.5%	3.4%
Richmond/Petersburg, VA	4	66.1%	68.6%	(3.6)%	$149.87	$148.99	0.6%	$99.09	$102.19	(3.0)%	3.0%
Dallas, TX	9	68.1%	71.5%	(4.8)%	$117.62	$119.69	(1.7)%	$80.12	$85.62	(6.4)%	2.9%
Seattle, WA	3	78.0%	75.7%	2.9%	$165.26	$168.73	(2.1)%	$128.85	$127.79	0.8%	2.5%
Boston, MA	4	80.8%	70.7%	14.3%	$151.29	$133.11	13.7%	$122.26	$94.09	29.9%	2.4%
North Carolina East	5	80.5%	67.2%	19.7%	$119.32	$104.72	13.9%	$96.00	$70.37	36.4%	2.2%
Austin, TX	7	64.5%	76.9%	(16.2)%	$120.40	$126.76	(5.0)%	$77.62	$97.48	(20.4)%	1.9%
Alabama South	6	71.6%	65.2%	9.9%	$120.75	$114.48	5.5%	$86.46	$74.59	15.9%	1.9%
Fort Worth/Arlington, TX	5	68.4%	70.6%	(3.1)%	$134.25	$130.14	3.2%	$91.88	$91.88	(0.0)%	1.9%
Fort Lauderdale, FL	3	86.1%	90.8%	(5.1)%	$134.22	$143.53	(6.5)%	$115.60	$130.30	(11.3)%	1.8%
Denver, CO	3	74.9%	72.4%	3.5%	$138.62	$147.81	(6.2)%	$103.83	$106.98	(2.9)%	1.7%
Miami/Hialeah, FL	3	79.0%	93.0%	(15.0)%	$143.66	$154.79	(7.2)%	$113.48	$143.92	(21.2)%	1.7%
Oklahoma City, OK	4	69.7%	72.2%	(3.5)%	$123.23	$126.00	(2.2)%	$85.85	$91.01	(5.7)%	1.6%
Washington, DC-MD-VA	4	72.2%	76.1%	(5.1)%	$119.52	$122.54	(2.5)%	$86.31	$93.28	(7.5)%	1.4%
Omaha, NE	4	66.2%	63.4%	4.5%	$111.85	$114.21	(2.1)%	$74.04	$72.36	2.3%	1.4%
Top 20 Markets	107	74.2%	75.1%	(1.2)%	$136.33	$135.18	0.8%	$101.17	$101.53	(0.4)%	56.6%

All Other Markets
Idaho	2	68.9%	70.7%	(2.5)%	$123.26	$123.04	0.2%	$84.95	$86.95	(2.3)%	1.4%
Philadelphia, PA-NJ	3	69.8%	73.0%	(4.4)%	$135.89	$136.16	(0.2)%	$94.86	$99.41	(4.6)%	1.3%
Houston, TX	6	60.9%	71.2%	(14.5)%	$115.06	$127.36	(9.7)%	$70.09	$90.70	(22.7)%	1.3%
Kansas City, MO-KS	5	72.5%	72.5%	0.0%	$117.17	$115.90	1.1%	$84.99	$84.05	1.1%	1.3%
Atlanta, GA	3	73.8%	71.3%	3.5%	$147.02	$151.04	(2.7)%	$108.56	$107.73	0.8%	1.3%
Orlando, FL	3	81.4%	75.5%	7.9%	$105.60	$114.25	(7.6)%	$85.98	$86.23	(0.3)%	1.2%
Indiana North	3	62.7%	68.6%	(8.7)%	$143.03	$146.94	(2.7)%	$89.62	$100.86	(11.1)%	1.1%
Birmingham, AL	4	72.0%	63.7%	13.0%	$118.54	$109.34	8.4%	$85.36	$69.68	22.5%	1.1%
Alaska	2	76.1%	72.3%	5.2%	$150.85	$138.67	8.8%	$114.79	$100.27	14.5%	1.1%
New Orleans, LA	1	77.5%	78.3%	(0.9)%	$190.38	$184.95	2.9%	$147.64	$144.77	2.0%	1.0%
Memphis, TN-AR-MS	2	74.5%	76.0%	(2.0)%	$156.77	$155.32	0.9%	$116.81	$118.10	(1.1)%	1.0%
Alabama North	4	71.7%	68.8%	4.2%	$110.29	$107.42	2.7%	$79.05	$73.86	7.0%	1.0%
Texas West	2	90.0%	70.5%	27.7%	$111.33	$110.31	0.9%	$100.17	$77.72	28.9%	1.0%
Newark, NJ	2	84.8%	82.9%	2.2%	$154.23	$152.85	0.9%	$130.71	$126.77	3.1%	1.0%
Portland, ME	1	74.6%	74.1%	0.6%	$161.89	$169.48	(4.5)%	$120.73	$125.61	(3.9)%	1.0%
Tucson, AZ	3	76.1%	76.0%	0.1%	$104.30	$98.64	5.7%	$79.35	$74.96	5.9%	1.0%
Knoxville, TN	3	76.1%	73.3%	3.8%	$111.33	$111.12	0.2%	$84.68	$81.41	4.0%	1.0%
Arkansas Area	3	61.9%	60.5%	2.4%	$127.70	$122.56	4.2%	$79.07	$74.09	6.7%	0.9%
San Jose/Santa Cruz, CA	1	82.0%	84.0%	(2.3)%	$230.57	$209.10	10.3%	$189.15	$175.66	7.7%	0.9%
Florida Central	3	73.0%	79.8%	(8.5)%	$125.15	$136.07	(8.0)%	$91.39	$108.59	(15.8)%	0.9%
Melbourne/Titusville, FL	1	84.0%	91.3%	(8.0)%	$150.38	$144.57	4.0%	$126.25	$131.97	(4.3)%	0.9%
Norfolk/Virginia Beach, VA	4	68.7%	65.9%	4.2%	$103.41	$100.30	3.1%	$71.06	$66.14	7.4%	0.9%
Virginia Area	2	62.2%	72.5%	(14.2)%	$138.38	$147.44	(6.1)%	$86.03	$106.89	(19.5)%	0.9%
Raleigh/Durham/Chapel Hill, NC	2	76.8%	76.6%	0.3%	$120.74	$113.10	6.8%	$92.72	$86.63	7.0%	0.8%

Note: Market categorization is based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months ended December 31

(Unaudited) (Continued)

		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change	Q4 2018
All Other Markets Continued
Columbia, SC	2	76.8%	76.8%	0.1%	$115.88	$116.55	(0.6)%	$89.04	$89.47	(0.5)%	0.8%
Tennessee Area	3	64.2%	63.4%	1.3%	$105.43	$105.50	(0.1)%	$67.73	$66.93	1.2%	0.8%
Sacramento, CA	1	82.7%	76.0%	8.9%	$152.45	$150.42	1.3%	$126.11	$114.28	10.3%	0.7%
California South/Central	3	78.3%	77.0%	1.7%	$125.66	$120.80	4.0%	$98.40	$93.02	5.8%	0.7%
Greensboro/Winston Salem, NC	3	66.0%	66.3%	(0.4)%	$119.85	$119.54	0.3%	$79.16	$79.30	(0.2)%	0.7%
St Louis, MO-IL	2	67.4%	67.3%	0.1%	$134.33	$129.99	3.3%	$90.48	$87.49	3.4%	0.7%
Long Island	1	82.7%	86.1%	(3.9)%	$139.52	$134.74	3.6%	$115.38	$116.00	(0.5)%	0.7%
Jacksonville, FL	2	73.9%	89.5%	(17.5)%	$121.99	$120.10	1.6%	$90.10	$107.54	(16.2)%	0.7%
Syracuse, NY	2	64.0%	67.0%	(4.4)%	$151.66	$145.58	4.2%	$97.13	$97.50	(0.4)%	0.7%
Louisiana South	3	64.0%	61.9%	3.2%	$102.96	$108.39	(5.0)%	$65.85	$67.15	(1.9)%	0.6%
Iowa Area	3	68.6%	74.7%	(8.1)%	$109.34	$108.67	0.6%	$75.05	$81.13	(7.5)%	0.6%
Tampa/St Petersburg, FL	2	78.2%	88.7%	(11.8)%	$120.25	$123.32	(2.5)%	$94.01	$109.36	(14.0)%	0.6%
Riverside & San Bernardino, CA	1	87.3%	86.5%	0.8%	$160.27	$163.54	(2.0)%	$139.84	$141.50	(1.2)%	0.6%
Salt Lake City/Ogden, UT	2	65.6%	65.3%	0.5%	$111.22	$111.86	(0.6)%	$72.98	$73.02	(0.1)%	0.6%
Detroit, MI	1	65.9%	68.0%	(3.1)%	$138.82	$136.73	1.5%	$91.44	$92.95	(1.6)%	0.5%
Texas East	4	71.3%	73.0%	(2.3)%	$88.30	$100.18	(11.9)%	$62.97	$73.13	(13.9)%	0.5%
Central New Jersey	1	66.4%	56.9%	16.8%	$134.71	$129.21	4.3%	$89.47	$73.47	21.8%	0.5%
Georgia South	1	85.2%	83.2%	2.4%	$124.61	$98.75	26.2%	$106.21	$82.15	29.3%	0.5%
Bergen/Passaic, NJ	1	84.4%	75.1%	12.4%	$136.29	$141.47	(3.7)%	$115.01	$106.26	8.2%	0.4%
Macon/Warner Robins, GA	1	78.2%	78.5%	(0.4)%	$132.07	$128.91	2.4%	$103.28	$101.21	2.1%	0.4%
Portland, OR	1	71.0%	71.2%	(0.4)%	$126.91	$129.65	(2.1)%	$90.06	$92.37	(2.5)%	0.4%
Charlotte, NC-SC	2	66.8%	70.5%	(5.3)%	$106.91	$101.38	5.5%	$71.38	$71.45	(0.1)%	0.4%
Ohio Area	1	64.4%	62.6%	2.9%	$119.74	$119.27	0.4%	$77.16	$74.71	3.3%	0.4%
Mississippi	2	66.8%	68.3%	(2.1)%	$99.96	$106.07	(5.8)%	$66.79	$72.41	(7.8)%	0.3%
Florida Panhandle	5	52.9%	66.4%	(20.4)%	$137.26	$107.96	27.1%	$72.60	$71.70	1.3%	0.3%
Minneapolis/St Paul, MN-WI	1	68.0%	72.4%	(6.0)%	$126.53	$123.79	2.2%	$86.06	$89.59	(3.9)%	0.3%
Charleston, SC	1	71.5%	66.9%	6.8%	$110.95	$116.80	(5.0)%	$79.29	$78.13	1.5%	0.3%
West Palm Beach/Boca Raton, FL	1	67.8%	89.4%	(24.2)%	$118.11	$117.10	0.9%	$80.07	$104.66	(23.5)%	0.3%
Pittsburgh, PA	1	61.5%	66.2%	(7.0)%	$126.40	$120.13	5.2%	$77.79	$79.50	(2.2)%	0.3%
Indianapolis, IN	1	61.8%	77.9%	(20.6)%	$114.02	$114.53	(0.4)%	$70.51	$89.25	(21.0)%	0.3%
Cincinnati, OH-KY-IN	1	66.8%	65.2%	2.5%	$115.02	$112.67	2.1%	$76.89	$73.51	4.6%	0.3%
New York, NY	1	97.2%	98.9%	(1.8)%	$303.55	$289.32	4.9%	$294.94	$286.25	3.0%	0.3%
Utah Area	1	61.8%	66.6%	(7.3)%	$112.23	$110.84	1.3%	$69.31	$73.86	(6.2)%	0.2%
Colorado Springs, CO	1	71.4%	77.6%	(8.0)%	$119.62	$120.55	(0.8)%	$85.39	$93.55	(8.7)%	0.2%
Baltimore, MD	1	60.2%	67.7%	(11.0)%	$124.85	$126.66	(1.4)%	$75.20	$85.72	(12.3)%	0.2%
Savannah, GA	1	81.6%	78.1%	4.5%	$120.10	$123.99	(3.1)%	$98.01	$96.85	1.2%	0.2%
Greenville/Spartanburg, SC	1	67.1%	73.6%	(8.8)%	$125.79	$119.04	5.7%	$84.40	$87.55	(3.6)%	0.2%
Sarasota/Bradenton, FL	1	75.4%	87.4%	(13.8)%	$114.98	$116.41	(1.2)%	$86.66	$101.79	(14.9)%	0.2%
Chattanooga, TN-GA	1	86.1%	75.1%	14.6%	$114.35	$116.34	(1.7)%	$98.44	$87.39	12.6%	0.2%
San Antonio, TX	1	63.3%	63.9%	(0.9)%	$93.37	$87.38	6.9%	$59.12	$55.81	5.9%	0.1%
Mobile, AL	1	64.0%	70.9%	(9.8)%	$102.46	$103.78	(1.3)%	$65.60	$73.63	(10.9)%	0.1%
South Carolina Area	1	59.3%	63.9%	(7.2)%	$113.47	$112.54	0.8%	$67.28	$71.92	(6.5)%	0.1%
Kansas	1	62.3%	61.6%	1.2%	$92.51	$96.20	(3.8)%	$57.66	$59.25	(2.7)%	0.1%
Minnesota	1	57.0%	75.7%	(24.7)%	$110.02	$107.15	2.7%	$62.73	$81.08	(22.6)%	0.1%
All Other Markets	134	70.9%	72.5%	(2.2)%	$127.52	$126.52	0.8%	$90.38	$91.68	(1.4)%	43.4%

Total Portfolio	241	72.5%	73.7%	(1.6)%	$131.88	$130.75	0.9%	$95.59	$96.40	(0.8)%	100.0%

Note: Market categorization is based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Years ended December 31

(Unaudited)

		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018
Top 20 Markets
Los Angeles/Long Beach, CA	8	90.0%	90.3%	(0.3)%	$171.66	$168.58	1.8%	$154.53	$152.26	1.5%	5.6%
San Diego, CA	7	80.7%	81.1%	(0.5)%	$154.16	$152.72	0.9%	$124.34	$123.83	0.4%	5.3%
Nashville, TN	5	84.0%	83.2%	1.0%	$169.89	$171.76	(1.1)%	$142.75	$142.83	(0.1)%	3.8%
Anaheim/Santa Ana, CA	6	84.4%	86.1%	(2.0)%	$146.63	$146.27	0.2%	$123.75	$125.99	(1.8)%	3.8%
Chicago, IL	8	74.2%	73.8%	0.6%	$130.00	$126.79	2.5%	$96.51	$93.57	3.1%	3.5%
Phoenix, AZ	9	72.6%	72.8%	(0.3)%	$122.54	$121.53	0.8%	$88.97	$88.49	0.5%	3.4%
Seattle, WA	3	83.8%	83.3%	0.6%	$194.55	$198.96	(2.2)%	$163.05	$165.82	(1.7)%	3.1%
Dallas, TX	9	71.6%	74.7%	(4.1)%	$120.76	$120.69	0.1%	$86.48	$90.13	(4.0)%	2.8%
Richmond/Petersburg, VA	4	72.8%	74.3%	(2.1)%	$148.65	$149.07	(0.3)%	$108.18	$110.76	(2.3)%	2.7%
Austin, TX	7	72.3%	76.6%	(5.5)%	$123.79	$126.88	(2.4)%	$89.55	$97.16	(7.8)%	2.0%
North Carolina East	5	80.0%	77.9%	2.6%	$124.25	$119.65	3.9%	$99.39	$93.26	6.6%	1.9%
Denver, CO	3	78.1%	79.8%	(2.1)%	$150.79	$154.33	(2.3)%	$117.83	$123.13	(4.3)%	1.9%
Fort Worth/Arlington, TX	5	74.2%	73.1%	1.6%	$134.25	$130.12	3.2%	$99.63	$95.07	4.8%	1.8%
Norfolk/Virginia Beach, VA	4	77.0%	75.8%	1.6%	$143.93	$141.49	1.7%	$110.82	$107.23	3.4%	1.8%
Fort Lauderdale, FL	3	88.1%	87.5%	0.7%	$141.79	$140.34	1.0%	$124.92	$122.79	1.7%	1.7%
Miami/Hialeah, FL	3	87.3%	89.3%	(2.2)%	$148.78	$148.69	0.1%	$129.96	$132.77	(2.1)%	1.7%
Oklahoma City, OK	4	74.5%	77.4%	(3.7)%	$133.08	$132.50	0.4%	$99.09	$102.49	(3.3)%	1.7%
Omaha, NE	4	71.2%	72.4%	(1.6)%	$129.09	$133.92	(3.6)%	$91.97	$97.00	(5.2)%	1.7%
Alabama South	6	74.4%	72.5%	2.6%	$116.28	$112.92	3.0%	$86.46	$81.85	5.6%	1.6%
Washington, DC-MD-VA	4	77.1%	78.8%	(2.2)%	$129.05	$130.47	(1.1)%	$99.45	$102.82	(3.3)%	1.6%
Top 20 Markets	107	77.9%	78.7%	(1.0)%	$141.65	$141.17	0.3%	$110.38	$111.09	(0.6)%	53.4%

All Other Markets
Boston, MA	4	76.4%	74.8%	2.1%	$137.46	$133.02	3.3%	$105.03	$99.55	5.5%	1.5%
Alaska	2	81.6%	78.6%	3.8%	$178.97	$174.58	2.5%	$146.11	$137.26	6.4%	1.5%
Idaho	2	77.1%	80.0%	(3.6)%	$126.62	$127.97	(1.1)%	$97.65	$102.33	(4.6)%	1.4%
Houston, TX	6	64.4%	67.4%	(4.4)%	$120.55	$124.16	(2.9)%	$77.65	$83.69	(7.2)%	1.4%
Orlando, FL	3	82.9%	84.1%	(1.5)%	$119.56	$117.47	1.8%	$99.06	$98.83	0.2%	1.4%
Atlanta, GA	3	75.9%	75.3%	0.8%	$149.71	$146.20	2.4%	$113.70	$110.11	3.3%	1.4%
Kansas City, MO-KS	5	75.3%	78.2%	(3.7)%	$118.25	$119.05	(0.7)%	$89.01	$93.08	(4.4)%	1.3%
Florida Panhandle	5	71.6%	75.0%	(4.5)%	$124.61	$118.88	4.8%	$89.23	$89.17	0.1%	1.2%
Indiana North	3	72.8%	74.0%	(1.6)%	$138.47	$139.97	(1.1)%	$100.80	$103.57	(2.7)%	1.2%
Memphis, TN-AR-MS	2	81.6%	82.3%	(0.9)%	$156.94	$155.49	0.9%	$128.01	$127.95	0.0%	1.1%
Philadelphia, PA-NJ	3	72.4%	73.5%	(1.6)%	$139.85	$138.66	0.9%	$101.19	$101.95	(0.7)%	1.1%
Portland, ME	1	78.4%	76.5%	2.4%	$180.55	$182.64	(1.1)%	$141.49	$139.73	1.3%	1.1%
San Jose/Santa Cruz, CA	1	89.2%	89.3%	(0.1)%	$232.47	$217.32	7.0%	$207.35	$194.10	6.8%	1.1%
Alabama North	4	76.2%	76.8%	(0.8)%	$112.08	$109.37	2.5%	$85.43	$84.00	1.7%	1.0%
Birmingham, AL	4	74.6%	69.2%	7.7%	$116.85	$108.29	7.9%	$87.14	$74.96	16.3%	1.0%
Arkansas Area	3	67.0%	68.0%	(1.5)%	$128.82	$126.60	1.8%	$86.28	$86.05	0.3%	1.0%
St Louis, MO-IL	2	73.8%	74.7%	(1.1)%	$144.73	$142.62	1.5%	$106.87	$106.52	0.3%	1.0%
Newark, NJ	2	85.5%	82.7%	3.3%	$153.63	$150.67	2.0%	$131.28	$124.66	5.3%	0.9%
Knoxville, TN	3	80.8%	74.3%	8.6%	$112.16	$111.89	0.2%	$90.58	$83.17	8.9%	0.9%
Virginia Area	2	74.3%	79.7%	(6.8)%	$137.83	$146.19	(5.7)%	$102.39	$116.49	(12.1)%	0.9%
Tucson, AZ	3	79.7%	77.6%	2.6%	$107.23	$103.01	4.1%	$85.46	$79.98	6.8%	0.9%
Melbourne/Titusville, FL	1	90.6%	89.5%	1.1%	$154.38	$142.89	8.0%	$139.80	$127.94	9.3%	0.9%
Florida Central	3	77.9%	79.1%	(1.6)%	$129.09	$134.95	(4.3)%	$100.51	$106.79	(5.9)%	0.9%
Salt Lake City/Ogden, UT	2	75.0%	77.9%	(3.7)%	$120.72	$122.04	(1.1)%	$90.56	$95.03	(4.7)%	0.8%

Note: Market categorization is based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Years ended December 31

(Unaudited) (Continued)

		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018
All Other Markets Continued
California South/Central	3	84.6%	85.6%	(1.2)%	$130.43	$124.06	5.1%	$110.28	$106.18	3.9%	0.8%
Jacksonville, FL	2	84.3%	87.9%	(4.0)%	$124.98	$120.04	4.1%	$105.37	$105.45	(0.1)%	0.8%
New Orleans, LA	1	78.3%	78.8%	(0.6)%	$179.33	$172.21	4.1%	$140.49	$135.69	3.5%	0.8%
Tennessee Area	3	64.6%	67.8%	(4.7)%	$111.48	$112.92	(1.3)%	$71.98	$76.50	(5.9)%	0.8%
Texas West	2	80.2%	73.0%	9.9%	$115.16	$114.62	0.5%	$92.37	$83.64	10.4%	0.8%
Tampa/St Petersburg, FL	2	83.5%	87.5%	(4.6)%	$130.36	$127.42	2.3%	$108.81	$111.48	(2.4)%	0.8%
Iowa Area	3	75.7%	78.1%	(3.0)%	$112.94	$112.69	0.2%	$85.53	$87.98	(2.8)%	0.7%
Columbia, SC	2	82.2%	80.5%	2.2%	$116.34	$116.43	(0.1)%	$95.65	$93.70	2.1%	0.7%
Sacramento, CA	1	87.1%	84.3%	3.4%	$154.90	$150.72	2.8%	$134.94	$127.00	6.3%	0.7%
Louisiana South	3	69.2%	68.4%	1.3%	$105.77	$108.10	(2.1)%	$73.21	$73.89	(0.9)%	0.7%
Raleigh/Durham/Chapel Hill, NC	2	78.6%	77.5%	1.4%	$116.70	$111.06	5.1%	$91.75	$86.09	6.6%	0.7%
Syracuse, NY	2	72.1%	67.9%	6.2%	$147.18	$155.35	(5.3)%	$106.15	$105.49	0.6%	0.7%
Greensboro/Winston Salem, NC	3	68.7%	71.5%	(3.9)%	$115.17	$115.38	(0.2)%	$79.16	$82.49	(4.0)%	0.7%
Long Island	1	84.4%	83.3%	1.4%	$149.46	$145.07	3.0%	$126.21	$120.83	4.4%	0.7%
Texas East	4	76.7%	69.3%	10.7%	$93.14	$94.25	(1.2)%	$71.43	$65.27	9.4%	0.6%
Riverside & San Bernardino, CA	1	88.5%	89.3%	(0.9)%	$162.44	$166.52	(2.5)%	$143.74	$148.63	(3.3)%	0.5%
Detroit, MI	1	72.0%	73.6%	(2.1)%	$141.84	$140.10	1.2%	$102.18	$103.13	(0.9)%	0.5%
Portland, OR	1	77.9%	75.8%	2.8%	$139.21	$136.75	1.8%	$108.49	$103.65	4.7%	0.5%
Central New Jersey	1	71.8%	70.1%	2.4%	$132.99	$123.84	7.4%	$95.48	$86.86	9.9%	0.5%
Charlotte, NC-SC	2	72.0%	72.2%	(0.3)%	$105.10	$104.29	0.8%	$75.62	$75.27	0.5%	0.4%
Colorado Springs, CO	1	81.6%	82.2%	(0.8)%	$139.85	$134.71	3.8%	$114.08	$110.74	3.0%	0.4%
Bergen/Passaic, NJ	1	82.7%	80.7%	2.5%	$139.15	$142.67	(2.5)%	$115.14	$115.15	(0.0)%	0.4%
Macon/Warner Robins, GA	1	81.3%	82.2%	(1.1)%	$131.27	$128.04	2.5%	$106.79	$105.27	1.4%	0.4%
West Palm Beach/Boca Raton, FL	1	75.0%	81.8%	(8.4)%	$126.60	$123.00	2.9%	$94.93	$100.66	(5.7)%	0.4%
Charleston, SC	1	79.5%	79.0%	0.5%	$117.38	$119.41	(1.7)%	$93.26	$94.37	(1.2)%	0.4%
Ohio Area	1	68.3%	68.3%	0.1%	$122.02	$121.97	0.0%	$83.40	$83.31	0.1%	0.4%
Minneapolis/St Paul, MN-WI	1	76.8%	74.8%	2.7%	$133.70	$131.53	1.7%	$102.71	$98.42	4.4%	0.3%
Mississippi	2	70.7%	73.7%	(4.1)%	$104.25	$107.58	(3.1)%	$73.69	$79.32	(7.1)%	0.3%
South Carolina Area	1	76.8%	80.2%	(4.3)%	$134.47	$131.08	2.6%	$103.25	$105.16	(1.8)%	0.3%
Indianapolis, IN	1	74.1%	83.5%	(11.3)%	$119.55	$120.48	(0.8)%	$88.55	$100.61	(12.0)%	0.3%
Utah Area	1	71.4%	73.4%	(2.7)%	$116.09	$121.54	(4.5)%	$82.84	$89.17	(7.1)%	0.3%
Pittsburgh, PA	1	66.3%	67.6%	(1.8)%	$122.09	$119.88	1.8%	$80.96	$80.99	(0.0)%	0.3%
Cincinnati, OH-KY-IN	1	70.8%	72.0%	(1.7)%	$123.35	$122.12	1.0%	$87.29	$87.87	(0.7)%	0.3%
Savannah, GA	1	83.5%	84.5%	(1.2)%	$128.03	$128.83	(0.6)%	$106.85	$108.80	(1.8)%	0.3%
Baltimore, MD	1	67.5%	71.9%	(6.1)%	$121.84	$124.35	(2.0)%	$82.22	$89.36	(8.0)%	0.3%
Sarasota/Bradenton, FL	1	81.9%	90.3%	(9.3)%	$128.09	$130.12	(1.6)%	$104.90	$117.49	(10.7)%	0.3%
Georgia South	1	79.9%	85.1%	(6.0)%	$104.66	$102.93	1.7%	$83.65	$87.55	(4.5)%	0.2%
Greenville/Spartanburg, SC	1	79.3%	80.1%	(1.0)%	$119.17	$116.31	2.5%	$94.48	$93.14	1.4%	0.2%
San Antonio, TX	1	73.3%	76.3%	(3.9)%	$97.84	$95.69	2.2%	$71.76	$73.01	(1.7)%	0.2%
Mobile, AL	1	71.9%	73.1%	(1.6)%	$109.80	$109.17	0.6%	$78.99	$79.81	(1.0)%	0.2%
Minnesota	1	70.2%	77.0%	(8.8)%	$112.22	$107.98	3.9%	$78.79	$83.13	(5.2)%	0.2%
Chattanooga, TN-GA	1	85.2%	81.1%	5.0%	$123.29	$118.81	3.8%	$105.04	$96.41	9.0%	0.2%
Kansas	1	69.0%	66.7%	3.5%	$93.96	$98.04	(4.2)%	$64.81	$65.36	(0.8)%	0.1%
New York, NY	1	93.9%	94.3%	(0.5)%	$257.49	$250.34	2.9%	$241.69	$236.13	2.4%	(0.4)%
All Other Markets	134	76.1%	76.7%	(0.7)%	$130.84	$129.54	1.0%	$99.62	$99.35	0.3%	46.6%

Total Portfolio	241	77.0%	77.7%	(0.9)%	$136.11	$135.22	0.7%	$104.80	$105.00	(0.2)%	100.0%

Note: Market categorization is based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months ended December 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change	Q4 2018
STR Region
East North Central	15	67.0%	69.2%	(3.2)%	$129.92	$127.54	1.9%	$87.09	$88.31	(1.4)%	6.0%
East South Central	30	74.1%	71.6%	3.4%	$130.87	$129.90	0.7%	$96.91	$93.03	4.2%	11.1%
Middle Atlantic	12	76.4%	76.5%	(0.2)%	$168.29	$164.22	2.5%	$128.49	$125.62	2.3%	5.2%
Mountain	21	72.1%	72.0%	0.1%	$120.87	$118.67	1.9%	$87.15	$85.49	1.9%	9.6%
New England	5	79.1%	71.6%	10.4%	$154.06	$143.55	7.3%	$121.84	$102.84	18.5%	3.4%
Pacific	33	80.6%	80.4%	0.3%	$153.11	$149.25	2.6%	$123.39	$119.97	2.8%	23.0%
South Atlantic	63	72.2%	75.2%	(4.1)%	$125.39	$125.35	0.0%	$90.51	$94.33	(4.0)%	23.3%
West North Central	17	67.8%	69.1%	(1.9)%	$116.29	$115.55	0.6%	$78.82	$79.84	(1.3)%	4.5%
West South Central	45	67.5%	71.1%	(5.0)%	$119.11	$122.88	(3.1)%	$80.41	$87.32	(7.9)%	13.9%

Total Portfolio	241	72.5%	73.7%	(1.6)%	$131.88	$130.75	0.9%	$95.59	$96.40	(0.8)%	100.0%

Note: Region categorization is based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Years ended December 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018
STR Region
East North Central	15	73.3%	73.9%	(0.8)%	$130.66	$128.75	1.5%	$95.83	$95.20	0.7%	6.1%
East South Central	30	77.9%	76.8%	1.5%	$131.23	$130.96	0.2%	$102.29	$100.58	1.7%	10.6%
Middle Atlantic	12	78.6%	77.7%	1.1%	$160.42	$158.25	1.4%	$126.04	$122.92	2.5%	4.0%
Mountain	21	75.5%	76.5%	(1.3)%	$125.94	$126.26	(0.3)%	$95.08	$96.63	(1.6)%	9.1%
New England	5	77.0%	75.3%	2.2%	$149.64	$147.01	1.8%	$115.15	$110.70	4.0%	2.6%
Pacific	33	84.6%	84.8%	(0.2)%	$163.73	$161.70	1.3%	$138.57	$137.15	1.0%	23.5%
South Atlantic	63	78.0%	79.3%	(1.7)%	$131.06	$129.63	1.1%	$102.18	$102.85	(0.7)%	25.0%
West North Central	17	73.5%	75.2%	(2.3)%	$124.09	$125.01	(0.7)%	$91.18	$94.05	(3.0)%	5.3%
West South Central	45	71.8%	72.9%	(1.5)%	$122.46	$122.98	(0.4)%	$87.93	$89.63	(1.9)%	13.8%

Total Portfolio	241	77.0%	77.7%	(0.9)%	$136.11	$135.22	0.7%	$104.80	$105.00	(0.2)%	100.0%

Note: Region categorization is based on STR designation.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months ended December 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change	Q4 2018
Upscale
Courtyard	40	69.6%	70.1%	(0.7)%	$128.37	$129.20	(0.6)%	$89.35	$90.58	(1.4)%	18.2%
Hilton Garden Inn	42	70.9%	71.4%	(0.7)%	$130.63	$129.73	0.7%	$92.63	$92.67	(0.0)%	18.5%
Homewood Suites	34	77.4%	79.6%	(2.8)%	$136.23	$135.20	0.8%	$105.44	$107.63	(2.0)%	13.2%
Hyatt Place	1	68.0%	88.2%	(22.9)%	$103.23	$96.36	7.1%	$70.19	$85.02	(17.4)%	0.2%
Residence Inn	33	77.3%	77.8%	(0.6)%	$141.51	$142.38	(0.6)%	$109.40	$110.71	(1.2)%	16.9%
SpringHill Suites	16	72.4%	71.5%	1.3%	$116.66	$117.44	(0.7)%	$84.43	$83.92	0.6%	6.2%
Upscale Total	166	73.1%	73.8%	(1.1)%	$131.72	$131.68	0.0%	$96.23	$97.22	(1.0)%	73.2%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	73.7%	76.3%	(3.4)%	$116.61	$116.40	0.2%	$85.98	$88.81	(3.2)%	3.8%
Hampton Inn/Hampton Inn & Suites	40	70.5%	73.1%	(3.5)%	$130.54	$126.54	3.2%	$92.02	$92.46	(0.5)%	14.3%
Home2 Suites	8	77.8%	72.4%	7.6%	$128.53	$122.82	4.6%	$100.06	$88.88	12.6%	3.5%
TownePlace Suites	11	65.6%	71.6%	(8.3)%	$101.79	$99.81	2.0%	$66.79	$71.43	(6.5)%	2.0%
Upper Midscale Total	70	71.1%	73.3%	(2.9)%	$124.53	$120.88	3.0%	$88.60	$88.60	(0.0)%	23.6%

Upper Upscale
Embassy Suites	2	81.3%	83.2%	(2.2)%	$156.83	$150.98	3.9%	$127.56	$125.55	1.6%	1.2%
Marriott	2	58.1%	62.8%	(7.5)%	$146.15	$148.11	(1.3)%	$84.96	$93.04	(8.7)%	1.7%
Renaissance	1	97.2%	98.9%	(1.8)%	$303.55	$289.32	4.9%	$294.94	$286.25	3.0%	0.3%
Upper Upscale Total	5	71.7%	75.0%	(4.4)%	$188.29	$182.59	3.1%	$134.94	$136.91	(1.4)%	3.2%

Total Portfolio	241	72.5%	73.7%	(1.6)%	$131.88	$130.75	0.9%	$95.59	$96.40	(0.8)%	100.0%

Note: Chain scale categorization is based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Years ended December 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018
Upscale
Courtyard	40	74.1%	74.2%	(0.1)%	$138.08	$138.95	(0.6)%	$102.32	$103.09	(0.7)%	18.8%
Hilton Garden Inn	42	75.4%	75.6%	(0.2)%	$134.23	$133.57	0.5%	$101.20	$100.92	0.3%	18.2%
Homewood Suites	34	81.7%	82.2%	(0.6)%	$139.18	$136.43	2.0%	$113.72	$112.18	1.4%	13.1%
Hyatt Place	1	82.7%	85.5%	(3.3)%	$102.73	$95.37	7.7%	$84.91	$81.51	4.2%	0.3%
Residence Inn	33	80.5%	80.8%	(0.3)%	$147.59	$148.13	(0.4)%	$118.83	$119.64	(0.7)%	16.5%
SpringHill Suites	16	77.3%	77.7%	(0.5)%	$121.91	$121.24	0.5%	$94.20	$94.16	0.0%	6.3%
Upscale Total	166	77.4%	77.6%	(0.4)%	$137.23	$136.74	0.4%	$106.19	$106.18	0.0%	73.2%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	76.0%	78.9%	(3.7)%	$118.46	$118.91	(0.4)%	$89.99	$93.84	(4.1)%	3.3%
Hampton Inn/Hampton Inn & Suites	40	75.6%	77.6%	(2.5)%	$133.65	$130.94	2.1%	$101.08	$101.61	(0.5)%	14.8%
Home2 Suites	8	81.7%	79.3%	3.1%	$129.83	$128.22	1.3%	$106.12	$101.64	4.4%	3.4%
TownePlace Suites	11	75.1%	76.3%	(1.6)%	$104.69	$105.00	(0.3)%	$78.64	$80.16	(1.9)%	2.6%
Upper Midscale Total	70	76.3%	77.8%	(2.0)%	$127.00	$125.18	1.5%	$96.89	$97.41	(0.5)%	24.1%

Upper Upscale
Embassy Suites	2	85.5%	86.9%	(1.6)%	$179.67	$171.46	4.8%	$153.63	$149.05	3.1%	1.5%
Marriott	2	63.6%	65.5%	(2.9)%	$145.61	$149.05	(2.3)%	$92.62	$97.62	(5.1)%	1.6%
Renaissance	1	93.9%	94.3%	(0.5)%	$257.49	$250.34	2.9%	$241.69	$236.13	2.4%	(0.4)%
Upper Upscale Total	5	75.2%	76.6%	(1.9)%	$181.62	$178.59	1.7%	$136.50	$136.89	(0.3)%	2.7%

Total Portfolio	241	77.0%	77.7%	(0.9)%	$136.11	$135.22	0.7%	$104.80	$105.00	(0.2)%	100.0%

Note: Chain scale categorization is based on STR designation.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months ended December 31

 (Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change	Q4 2018
STR Location
Airport	17	75.7%	77.8%	(2.8)%	$129.25	$128.92	0.3%	$97.80	$100.33	(2.5)%	6.3%
Interstate	8	70.4%	67.7%	4.0%	$106.03	$105.98	0.0%	$74.67	$71.78	4.0%	2.4%
Resort	9	70.9%	75.0%	(5.6)%	$122.56	$124.12	(1.3)%	$86.85	$93.13	(6.7)%	3.2%
Small Metro/Town	18	73.9%	67.7%	9.2%	$112.43	$107.93	4.2%	$83.09	$73.08	13.7%	5.6%
Suburban	146	72.8%	74.7%	(2.6)%	$128.77	$127.75	0.8%	$93.71	$95.42	(1.8)%	57.1%
Urban	43	70.9%	72.2%	(1.7)%	$152.51	$151.03	1.0%	$108.20	$108.97	(0.7)%	25.4%

Total Portfolio	241	72.5%	73.7%	(1.6)%	$131.88	$130.75	0.9%	$95.59	$96.40	(0.8)%	100.0%

Note: Location categorization is based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Years ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018
STR Location
Airport	17	81.8%	81.8%	(0.0)%	$132.68	$130.34	1.8%	$108.56	$106.67	1.8%	6.8%
Interstate	8	71.1%	71.7%	(0.8)%	$108.62	$110.92	(2.1)%	$77.28	$79.55	(2.9)%	2.1%
Resort	9	78.9%	80.6%	(2.2)%	$145.45	$140.50	3.5%	$114.75	$113.30	1.3%	5.0%
Small Metro/Town	18	74.5%	72.0%	3.5%	$111.83	$112.27	(0.4)%	$83.35	$80.86	3.1%	4.8%
Suburban	146	77.1%	77.8%	(0.8)%	$132.56	$131.32	1.0%	$102.25	$102.16	0.1%	56.4%
Urban	43	76.3%	77.8%	(2.0)%	$155.49	$156.46	(0.6)%	$118.60	$121.75	(2.6)%	24.9%

Total Portfolio	241	77.0%	77.7%	(0.9)%	$136.11	$135.22	0.7%	$104.80	$105.00	(0.2)%	100.0%

Note: Location categorization is based on STR designation.

Page | 22